Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to

the incorporation by reference

in the Registration Statement

(Form S-8 No. 333

-180470) of Cal-
Maine Foods,

Inc. pertaining

to the

Cal-Maine Foods,

Inc. KSOP

and the

Registration Statement

(Form S-8

No. 333-252069)
pertaining to

the Amended and Restated

Cal-Maine Foods,

Inc. 2012

Omnibus Long-Term

Incentive Plan,

of our reports

dated
July 23,

2024, relating

to the consolidated

financial statements

and financial

statement schedules,

and the effectiveness

of Cal-
Maine Foods, Inc. and Subsidiaries’

internal control over financial reporting, which appear in the

Annual Report to Stockholders,
which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Frost, PLLC
Little Rock, Arkansas
July 23, 2024